                                                                   Exhibit 10.10

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 12th day of March, 1996, by and between The Leap Group, Inc., a Delaware corporation ("Leap"), The Leap Partnership, Inc., an Illinois corporation (the "Partnership" and together with Leap, the "Company") and Thomas Sharbaugh ("Executive").

                                  WITNESSETH:
                                  -----------

          WHEREAS, the Partnership is a wholly-owned subsidiary of Leap; and

          WHEREAS, the Partnership desires to engage Executive to serve as President of the Partnership and Executive desires to serve as the Partnership's President in accordance with the terms and conditions herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained, the parties agree as follows:

          1. Employment. The Partnership hereby employs Executive and Executive hereby accepts employment by the Partnership on a full-time basis upon the terms and conditions hereinafter set forth.

          2. Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall be for a period of three (3) years commencing on April 1, 1996, and terminating on March 30, 1999 (the "Term").

          3. Duties. Effective upon execution of this Agreement, Executive agrees that during the term of his employment by the Company, he shall be employed as President of the Partnership and in such capacity shall be responsible for all acts consistent with his position as President of the Partnership as may be delegated to him from time to time by the Board of Directors of the Partnership or in accordance with the By-laws of the Partnership. Such duties may include, without limitation, undertaking all actions necessary for the continued, day-to-day affairs of the Partnership and managing the relations with the clients of the Partnership. Effective as of April 1, 1996, and so long as the Executive is President of the Partnership, the Executive shall be a member of the Board of Directors of both Leap and the Partnership.

          4. Extent of Services. Executive shall devote his entire working time during normal working hours, attention, and energies to the best of his ability to the business of the Partnership and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantages, but this restriction shall not be construed preventing Executive from investing his personal assets in businesses which do not compete with the Company or the Company's clients and will not require any services on his part in the operation of the affairs of the companies in which such investments are made, and in which his participation is solely that of an investor.

          5.  Compensation.

          (a) For the period of the Term, the Company shall pay an annual salary to Executive of Three Hundred Thousand ($300,000.00), payable in accordance with the Company's normal practices for similarly situated executives, or at such other intervals as may be mutually agreed upon by the Company and Executive. The annual salary to Executive may be increased from time to time at the discretion of the Board of Directors.

          (b) The Company shall also reimburse the Executive for travel, administrative and other expenses incurred by Executive in the course of performing his duties pursuant to this Agreement. Such amount shall be payable to Executive in accordance with the Company's normal practices for similarly situated employees, or at such other intervals as may be mutually agreed upon by the Company and Executive.

          6. Executive Benefits. Executive shall be entitled to participate, if eligible in accordance with the terms of the program in which he desires to participate, in all executive benefit programs of the Company (including pension and profit sharing plans, group life and medical insurance programs and medical expense reimbursement plans), which the Company shall from time to time have for the benefit of employees of like status.

          7. Vacation Time. Executive shall be entitled to annual paid vacations in accordance with the Company's normal practices for similarly situated employees.

          8.  Stock Ownership and Stock Rights.

          (a) Definition. For purposes of this Agreement, the "Plan" shall mean The Leap Group, Inc. and The Leap Partnership, Inc. 1996 Stock Option Plan, dated January 3, 1996.

          (a) Grant of Option. Upon execution of this Agreement, the Company shall grant to Executive options to acquire 1,800,000 shares of Leap common stock under the Plan at an exercise price of $7.25 per share exercisable over a period of ten (10) years (the "Option Shares"), such shares to vest as follows: (i) an option to purchase 1,400,000 shares shall vest upon execution of this Agreement; (ii) an option to purchase 100,000 shares shall vest one year therafter; (iii) an option to purchase 100,000 shares shall vest two years therafter; (iv) an option to purchase 100,000 shares shall vest three years therafter and (v) an option to purchase 100,000 shares shall vest four years therafter.

          9. Termination of Employment. This Agreement may be terminated by the Company at any time after the occurrence of any of the following events:

          (a) Executive is unable to perform his duties for a period of 120 days or is otherwise permanently, mentally or physically disabled.

          (b) The death of Executive.

          (c) The decision by the Company to terminate this Agreement for cause. "Cause" shall consist of the following: Executive's conviction on a felony charge or Executive's commission of any crime involving moral turpitude; Executive's dishonesty or fraud resulting in damage to the business of the Company; Executive's embezzlement or theft of assets of the Company; in the sole discretion of the Company, Executive's grossly negligent conduct, Executive's course of personal conduct of an illegal or unethical nature which tends to place the Company in disrepute, or otherwise negatively affects the ability of the Company to conduct its business; Executive's substantial and continuous insubordination or violation of his duties or responsibilities; Executive's competition with the Company or aid to a competitor of the Company to the detriment of the Company; or a breach of this Agreement by Executive, including failure to perform duties and services to the Company as required pursuant to Sections 3 and 4 hereof. In the event Executive is arrested for any of the types of matters above, the Company may place Executive on suspension without pay until such matter is dismissed or Executive is convicted and this Agreement is terminated.

          10.  Confidential Information and Noncompetition.

          (a) In the course of Executive's employment by the Company, it will be necessary for Executive to acquire information which could include information concerning the Company's clients and prospective clients, the identity of key advertising personnel in the employ of clients, the Company's or the Company's clients' computer programs and software, the actual or proposed advertising ideas, plans, programs or campaigns of the Company or its clients, information supplied to the Company by its clients, including marketing plans, demographic information, sales results or projections and like information, plans of the Company to expand areas of its business, or other confidential or proprietary information belonging to the Company or relating to the Company's affairs (collectively, the "Confidential Information"). Executive understands that it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret. Executive agrees to hold and safeguard the Confidential Information in trust for the Company and agrees that Executive will not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during Executive's employment with the Company or following termination of Executive's employment, for any reason whatsoever, any of the Confidential Information, except as required in the performance of Executive's duties with the Company. Upon termination of Executive's employment, Executive will deliver to the Company all records, correspondence or other documents containing Confidential Information and execute any further documents deemed necessary to effectuate the purposes of this paragraph.

          (b) Executive acknowledges and agrees that to the extent Executive creates any protectible property during the Term of this Agreement, regardless of whether said property is created during the course of his employment, including, without limitation, any plans, methods, slogans, product names, ideas, or copyrightable or patentable subject matter, Company shall own all right, title and interest therein, including the copyright, as work for hire as defined in the applicable federal statutes and Executive will have no right, title or interest therein.

          (c) Except as otherwise provided in this paragraph, Executive agrees that for two (2) years immediately following termination of Executive's employment with the Company, for any reason whatsoever, Executive will not, directly or indirectly, including as an owner (of a 5% or more equity interest), executive, consultant or other contractor of any person, corporation or other entity, make any proposals to or solicit the business of any clients of the Company. Reference in this paragraph to "clients of the Company" shall mean any persons or entities that are clients of the Company as of the date of Executive's termination or that have been clients of the Company at any time within two (2) years prior thereto or any prospective client solicited by the Company within three months prior to the Executive's termination. If a client of the Company was not a client at the time of Executive's termination, but was a client of the Company within two years prior thereto, then the restrictions upon Executive for any such client, as stated in this paragraph, shall be two years from the date the customer was no longer a client of the Company. Notwithstanding the above, the Company agrees that Executive may seek employment with Sears, Roebuck & Co. or Anheuser Busch Companies, Inc. and not violate the terms above.

          (d) Executive agrees that, during Executive's employment with the Company and for two (2) years immediately following termination of Executive's employment, for any reason whatsoever, Executive will not, directly or indirectly, solicit, induce or recommend any employee of the Company to leave the employ of the Company or hire any employee of the Company.

          11. Remedies. Executive agrees that the period of time provided for in Paragraph 10 above is the minimum period of time necessary and that the other provisions and restrictions set forth in Paragraph 10 above are necessary to protect the Company and the Company's clients and their respective successors and assigns in the use and employment of the goodwill of the business conducted by the Company and the Company's clients. Executive agrees that the services to be performed by him for the Company are special and unique, that damages cannot compensate in the event of a violation of the above covenants and agreements and that injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Executive agrees and consents that, in the event he shall violate or breach any of said restrictive covenants, the Company shall be entitled to obtain (and he hereby consents thereto) injunctive relief against him, without bond, but upon due notice, in addition to such further or other relief as may appertain at equity or law. Obtainment of such an injunction by the Company shall not be considered an election of remedies or a waiver of any right by the Company to assert any other remedies the Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from the forbearance or failure by the Company to take action hereon. Executive agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable, such adjudication is to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided, further, to the extent any provision hereof is deemed unenforceable by virtue of its scope in terms of area or length of time, but may be made enforceable by limitations thereon, Executive agrees that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which enforcement is sought.

          12. Independent Covenants. The covenants and agreements of Executive contained in Paragraphs 10 and 11 above shall be construed as an agreement which is independent of any other provision of this Agreement or any other understanding or agreement between the parties and supported by good, sufficient and valid consideration and the existence of any claim or cause of action of Executive against the Company, of whatsoever nature, shall not constitute a defense to the enforcement by the Company of the covenants contained herein.

          13. Indemnification. Each of the parties agrees to indemnify and hold the other harmless of and from any and all loss, cost, damage and expense (including attorneys' fees and court costs) which he or it shall suffer, sustain or incur as a result of, in connection with or arising from the indemnifying party's breach of any of the provisions of this Agreement, or the efforts of either party to enforce the terms hereof, including, but not limited to, the restrictive covenants contained herein.

          14. Notices. If any notice be required hereunder, it shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to:

          If to the Executive at:   Thomas Sharbaugh
                                    810 Fox Glen Drive
                                    St. Charles, IL 60174

          If to the Company at:     The Leap Group, Inc.
                                    22 W. Hubbard Street
                                    Chicago, IL 60610
                                    Telephone (312) 494-0300
                                    Fax (312) 494-0120

          With a copy to:           Philip E. Ruben, Esq.
                                    Kwiatt, Silverman & Ruben, Ltd.
                                    500 N. Central Avenue
                                    Northfield, IL 60093
                                    Telephone (847) 441-7676
                                    Fax (847) 441-7696

          15. Assignment and Delegation. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The duties of Executive under this Agreement are personal to him and shall not be subject to voluntary or involuntary alienation, assignment, delegation or transfer. However, the rights and benefits of Executive under this Agreement shall inure to the benefit of Executive's heirs, legatees, executors and administrators except as otherwise provided.

          16. Severability. If any provision of this Agreement is adjudicated to be partially or completely invalid or unenforceable, such adjudication is to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. All provisions of this Agreement are severable, and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions shall be enforceable to the extent valid and enforceable.

          17. Entire Agreement. This Agreement contains the entire agreement between the parties. All prior discussions, compensation understandings, negotiations and agreements are merged herein. This Agreement may not be orally changed or canceled, but may only be changed or canceled by an agreement to such effect in writing signed by the party against whom enforcement of same is sought.

          18. Governing Law. The validity, construction and enforceability of this Agreement shall be governed by the internal laws, and not the laws of conflicts, of the State of Illinois.

          IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed on the date and year first above written.


EXECUTIVE:                               THE LEAP GROUP, INC.

/s/ Thomas Sharbaugh
- ------------------------------           By: /s/ R. Steven Lutterbach
Thomas Sharbaugh                             -------------------------------
                                             R. Steven Lutterbach,
                                             Chairman and CEO


                                         THE LEAP PARTNERSHIP, INC.


                                         By: /s/ Frederick Smith
                                             -------------------------------
                                             Frederick Smith,
                                             President